Exhibit 10.3

[FORM OF]

SPLIT DOLLAR INSURANCE AGREEMENT

THIS AGREEMENT, is made and entered into this _____ day of August, 2008, by and between The OBA Bank, a Maryland banking association, located in Germantown, Maryland (the “Bank”), and _____________, an employee of OBA Bank, residing at ____________________________________ (hereinafter referred to as the “Employee”).

INTRODUCTION

WHEREAS, Employee is an officer or other highly paid employee of the Bank.

The Bank is the owner of insurance policy(ies) or policies shown on Schedule “1” attached hereto and incorporate herein by reference (hereinafter referred to as the “Insurance Policy(ies)(ies)”), with the life insurance company or companies shown on Schedule “1” (herein after referred to as the “Insurance Company” or “Insurer”), on the life of the Employee.

The Bank desires to induce Employee to continue to utilize his/her best efforts on behalf of the Bank by its payment of premiums due on the Insurance Policy(ies), and share with the employee the financial benefit the policy(ies) can achieve.

WHEREAS, the Bank is the owner of the Insurance Policy(ies) and wishes to endorse a portion of the death benefit of the policy(ies) to Employee.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed between the parties hereto as follows:

SECTION 1: OWNERSHIP OF INSURANCE:

The Bank is and shall continue to be owner of the Insurance Policy(ies), the Bank may exercise all the rights and ownership with respect to the Insurance Policy(ies), and the Bank possesses all incidence of ownership with respect to the Insurance Policy(ies), except as provided in Section 4 of this Agreement. The Insurance Policy(ies) is listed on Schedule “1” and OBA Bank may to the extent allowed by law substitute and/or change the Insurer so long as OBA Bank fully complies with the provisions of this Agreement to provide an Insurance Policy(ies) in the amount and on the terms of Schedule “1”.

SECTION 2: PAYMENT OF PREMIUMS:

The Bank shall pay each premium on the Insurance Policy(ies) to the Insurer on or before the due date of such premium or within the grace period allowed by the Insurance Policy(ies) for the payment of such premium. It is anticipated that the Insurance Policy(ies) will be a single premium modified endowment contract.

SECTION 3: RIGHTS OF OBA BANK:

Upon the occurrence of an event described in Section 5 of this Agreement, the Bank shall be entitled to receive an amount equal to all death benefits less those explicitly provided to the Employee’s beneficiary under Section 4 hereof (the “Bank’s Policy(ies) Interest”). The Bank’s Policy(ies) Interest shall be payable as provided in Section 5 of this Agreement. The Bank’s Policy(ies) Interest shall be reduced by any amount borrowed against the Insurance Policy(ies).

SECTION 4: RIGHT OF EMPLOYEE:

4.1 The Employee shall have the right to designate and change direct and contingent beneficiaries (collectively, the “Beneficiary”) of the Employee death benefits of the Insurance Policy(ies) (the “Employee Death Benefit”). The Employee Pre-Retirement Death Benefit shall be the lesser of (a) $_____ or (b) 100% of the Net Death Proceeds while employed by OBA Bank. Net Death Proceeds means the total death proceeds of the policy(ies)(s) minus the cash surrender value. Employee’s Beneficiary designation shall be made in writing delivered to the Human Resources Department at the Bank in a form acceptable to the Insurer. Employee’s beneficiary may be amended by the Employee from time to time.

4.2 The Bank hereby endorses the Employee Death Benefit to the Employee, and agrees to execute any other or further documents that may be required in order to effectuate this Split Dollar Insurance Agreement.

SECTION 5: DEATH CLAIMS:

5.1 When the Employee dies, the Bank shall be entitled to receive from the insurance company a portion of the death benefits payable under the insurance policy(ies) equal to the Bank’s Policy(ies) Interest. The Bank’s Policy(ies) Interest is defined as any amount in excess of the Net Death Benefits defined above. The receipt of this amount by the Bank shall constitute satisfaction of the Bank’s rights under Section 3 of this Agreement.

5.2 When the Employee dies, the Beneficiary shall be entitled to receive from the insurance company the amount of the death benefits equal to the Employee Death Benefit.

5.3 If the insurance company(ies) shown in schedule 1 contests the claim, and decides not to pay the claim, the bank shall not be held accountable to pay the designated beneficiary.

SECTION 6: TERMINATION OF AGREEMENT:

This Agreement shall terminate on the occurrence of any of the following events prior to the death of the Employee.

6.1 Cancellation of the insurance policy(ies) which the Bank has the absolute right to do.

6.2 Cessation of the Bank’s business which is not continued by OBA Bank or OBA Bank’ successor, if any.

6.3 Written notice given by either party to the other.

6.4 Bankruptcy, receivership or dissolution of the Bank.

6.5 Termination of the employment of Employee prior to normal retirement age.

6.6 Employee retires at normal retirement age as defined by the bank

SECTION 7: RIGHTS UPON TERMINATION:

If this Agreement is terminated under Section 6 of this Agreement the Employee shall forfeit all right to the death benefit specified in Section 4 and OBA Bank at its sole discretion may retain or terminate the Insurance Policy(ies).

SECTION 8: AMENDMENT OF AGREEMENT:

This Agreement can be modified or amended by OBA Bank at its sole discretion.

SECTION 9: STATE LAW:

This Agreement shall be subject to and shall be construed under the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.

OBA Bank

By:

By:

OBA BANK

SPLIT DOLLAR INSURANCE AGREEMENT

Schedule 1

Insurance Carrier	Policy(ies) Number
Mass Mutual	_____________
Ohio National	_____________

SCHEDULE

The above Form of Split Dollar Agreement was entered into with each of Charles E. Weller, Shane Hennessy and Gary L. Will. Each agreement was signed by Charles E. Weller on behalf of OBA Bank and the covered executive. All of the agreements contain identical terms and conditions, except for the date, maximum benefit amount payable under each agreement and the underlying insurance policies, which are as follows:

Executive	Date of Agreement	Maximum Benefit Payable to Executive’s Beneficiary (Section 4.1)
Weller	August 26, 2008	$320,370

Hennessy	August 26, 2008	$219,443

Will	August 29, 2008	$210,875

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